Exhibit 99.1

FIRST AMENDMENT TO and waiver UNDER CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT (this “Agreement”) is made and entered into as of July [21], 2020, by and among LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), the other Loan Parties (as defined in the Credit Agreement referred to below) party hereto, the Lenders (as defined below) party hereto, and TRUIST BANK, as the administrative agent for itself and on behalf of the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, Parent, the financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent have executed and delivered that certain Second Amended and Restated Credit Agreement dated as of December 10, 2019 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Section 7.4 of the Credit Agreement prohibits the Parent from creating, forming, purchasing, acquiring or otherwise suffering to exist any direct Subsidiary other than the Borrower;

WHEREAS, the Borrower and Parent entered into a plan of reorganization on or about [June 22, 2020], resulting in the creation of LT Intermediate Company, LLC, a Delaware limited liability company (the “Direct Subsidiary”); and

WHEREAS, the Borrower has requested that the Lenders agree to amend and waive certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments and waivers, in each case subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2.          Amendments to Credit Agreement.

(a)	Amendments to Section 1.1.

(i)        Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms thereto in appropriate alphabetical order:

“Covenant Relief Period” shall mean the period commencing on the First Amendment Effective Date and ending on the earlier of (a) the date that is two (2) Business Days after the date on which the Administrative Agent receives a Covenant Relief Period Termination Notice from Parent and (b) the date that is two (2) Business Days after the date on which the Administrative Agent receives the financial statements required by Section 5.1(b) and the Compliance Certificate required by Section 5.1(c) in respect of the Fiscal Quarter ending June 30, 2021.

“Covenant Relief Period Termination Notice” shall mean written notice, in form and substance reasonably satisfactory to the Administrative Agent, signed by the principal executive officer or a Financial Officer of Parent (a) irrevocably electing to terminate the Covenant Relief Period effective as of the date that is two (2) Business Days after the Administrative Agent receives such notice, (b) certifying pro forma compliance with the financial covenant set forth in clause (a) of Article VI (as if the Covenant Relief Period were not then in effect) and setting forth in reasonable detail calculations demonstrating such compliance and (c) certifying that no Default or Event of Default exists as of the date of such notice.

“First Amendment Effective Date” shall mean July [21], 2020.

(ii)        The following definitions in Section 1.1 of the Credit Agreement are hereby amended so that they read, in their entirety, as follows:

“Applicable Margin” shall mean, as of any date, (a) during the Covenant Relief Period, 1.25% per annum with respect to Base Rate Loans and 2.25% per annum with respect to Eurodollar Loans and (b) at any other time, the percentage per annum determined by reference to the applicable Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Margin resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which Parent delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time (other than during the Covenant Relief Period) Parent shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Restatement Date until the date by which the financial statements and Compliance Certificate for the Fiscal Year ending December 31, 2019, are required to be delivered shall be at Level IV as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) Parent shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period.

The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, (a) during the Covenant Relief Period, 0.50% per annum and (b) at any other time, the percentage per annum determined by reference to the Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Percentage resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which Parent delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time (other than during the Covenant Relief Period) Parent shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Restatement Date until the date by which the financial statements and Compliance Certificate for the Fiscal Year ending December 31, 2019, are required to be delivered shall be at Level IV as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) Parent shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

(b)        Amendment to Article VI. Article VI of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

ARTICLE VI

FINANCIAL COVENANT

(a)       Consolidated Total Net Leverage Ratio. Parent and the Borrower covenant and agree that, other than with respect to any Fiscal Quarter ending during the Covenant Relief Period, so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding, Parent and the Borrower shall not permit the Consolidated Total Net Leverage Ratio as of the end of any Fiscal Quarter to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Consolidated Total Net Leverage Ratio
December 31, 2019, through	4.50 to 1.00

and including June 30, 2021
September 30, 2021, through and including June 30, 2022	4.25 to 1.00
September 30, 2022, and thereafter	4.00 to 1.00

provided that the Parent and the Borrower may permit the Consolidated Total Net Leverage Ratio during each of the four Fiscal Quarters ending after the consummation of any Material Acquisition to be 0.50 greater than the otherwise applicable level.

(b)       Liquidity. Parent and the Borrower covenant and agree that, so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding, Parent and the Borrower shall not permit at any time during the Covenant Relief Period the sum of (x) the aggregate amount of Parent and its Subsidiaries’ unrestricted cash and Cash Equivalents located in the United States (in each case, that are free and clear of all Liens (other than Liens securing Obligations)) and (y) the amount available and permitted to be drawn under the Revolving Commitments to be less than $200,000,000.

(c)        Amendment to Section 7.4. Section 7.4 of the Credit Agreement is hereby amended by revising the second to last paragraph of such Section so that it reads, in its entirety, as follows:

Parent will not create, form, purchase, acquire or otherwise suffer to exist any direct Subsidiary other than the Borrower and LT Intermediate Company, LLC; provided that LT Intermediate Company, LLC shall not conduct, transact or otherwise engage in any business or operations, including the ownership and acquisition of any assets, and shall remain a sister company to the Borrower.

(d)        Amendments to Section 7.5.

(i)        Section 7.5(g) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(g)       the Parent may (i) make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, the Specified Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof) and (ii) make any payment in cash and/or the Parent’s common equity to holders of any Specified Convertible Indebtedness in connection with the substantially concurrent refinancing thereof with, and, in the case of payments made in cash, to the extent funded with the proceeds of, new Specified Convertible Indebtedness permitted to be incurred hereunder;

(ii)        Section 7.5 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

Without limiting the foregoing, during the Covenant Relief Period, Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment under clause (e), (f) or (j) above except repurchases of Capital Stock by Parent otherwise permitted thereunder in an aggregate amount for all such clauses not to exceed $50,000,000.

(e)        Amendment to Article X. Article X of the Credit Agreement is hereby amended by adding the following as a new Section 10.21:

Section 10.21 Electronic Signatures. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(f)        Other Amendments.

(i)        The definitions of “Consolidated EBITDA” and “Responsible Officer” in Section 1.1 of the Credit Agreement, Section 1.5(b) and Section 1.5(c) of the Credit Agreement are each hereby amended by replacing the words “the financial covenant set forth in Article VI” therein with the words “any financial covenant set forth in Article VI”.

(ii)        The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended by adding the words “(regardless of whether such covenant is then being tested due to the Covenant Relief Period)” after the words “the applicable Consolidated Total Net Leverage Ratio covenant level set forth in Article VI (provided that, before and after giving effect to a Material Acquisition, the Consolidated Total Net Leverage Ratio may be 0.50 greater than the otherwise applicable covenant level set forth in Article VI)” therein.

(iii)        Section 2.23(a)(vii) of the Credit Agreement is hereby amended by (a) replacing the words “the financial covenant set forth in Article VI” therein with the words “the financial covenant set forth in clause (a) of Article VI (regardless of whether such covenant is then being tested due to the Covenant Relief Period)” and (b) and replacing the words “the otherwise applicable covenant level set forth in Article VI” therein with the words “the otherwise applicable covenant level set forth in clause (a) of Article VI”.

(iv)        Section 5.1(c) of the Credit Agreement is hereby amended by replacing the words “the financial covenant set forth in Article VI” therein with the words “the financial covenant set forth in clause (a) of Article VI (regardless of whether such covenant is then being tested due to the Covenant Relief Period) and, with respect to any period ended during the Covenant Relief Period, the financial covenant set forth in clause (b) of Article VI”.

(v)        Each of Section 7.1(c) and Section 7.6(i) of the Credit Agreement is hereby amended by replacing the words “the financial covenant set forth in Article VI” therein with the words “the financial covenant set forth in clause (a) of Article VI (regardless of whether such covenant is then being tested due to the Covenant Relief Period)”.

(vi)        Section 7.1(o) of the Credit Agreement is hereby amended by replacing the words “the financial covenant forth in Article VI” therein with the words “the financial covenant set forth in clause (a) of Article VI (regardless of whether such covenant is then being tested due to the Covenant Relief Period)”.

(vii)        Each reference to “zero” in the definitions of “Adjusted LIBO Rate” and “Base Rate” and in Section 2.16(b) is hereby replaced with a reference to “0.75%”.

SECTION 3. Limited Waiver. At the request of the Borrower, the Lenders hereby waive any Default or Event of Default which may exist under Section 7.4 of the Credit Agreement (prior to giving effect to this Agreement) with respect to the formation of the Direct Subsidiary (the “Limited Waiver”). The Limited Waiver granted pursuant to this Section 3 shall be limited precisely as written, and shall not extend to any Default or Event of Default under any other provision of the Credit Agreement.

SECTION 4. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent except as otherwise agreed between the Borrower, Parent, and the Administrative Agent:

(a)        the Administrative Agent’s receipt of this Agreement duly executed by each of (i) the Loan Parties, (ii) the Required Lenders, and (iii) the Administrative Agent;

(b)        the Administrative Agent’s receipt of a certificate dated as of the First Amendment Effective Date of the Secretary or Assistant Secretary of each of the Parent and the Borrower attaching the resolutions of the Parent’s and the Borrower’s board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of this Agreement; and

(c)        the Borrower shall have paid all fees, costs and expenses due and payable on or prior to the date hereof, including, without limitation, reasonable fees, charges and disbursements of counsel for the Administrative Agent, required to be reimbursed or paid by the Borrower hereunder, under any fee letter, or under any other Loan Document.

SECTION 5. Miscellaneous Terms.

(a)        Loan Document. For avoidance of doubt, the Loan Parties, the Lenders party hereto, and the Administrative Agent each hereby acknowledges and agrees that this

Agreement is a Loan Document.

(b)        Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.

(c)        No Novation or Mutual Departure. The Loan Parties expressly acknowledge and agree that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments and limited wavier contained in Sections 2 and 3 above, (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Loan Party to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents and (iii) the limited waiver granted in Section 3 above shall not apply to any other past, present, or future noncompliance with any provision of the Credit Agreement or any of the other Loan Documents and does not constitute any course of dealing between the Administrative Agent, the Lenders, and the Loan Parties.

(d)        Ratification. Each Loan Party hereby (i) restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews, after giving effect to the Limited Waiver, each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

(e)        No Default. To induce Lenders to enter into this Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, including the Limited Waiver, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Borrower or arising out of or with respect to any of the Loans or other obligations of Borrower owed to Lenders under the Credit Agreement or any other Loan Document.

(f)        Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(g)        Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) or electronic signature as permitted by Section 10.21 of the Credit Agreement shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party so delivering an executed counterpart of this Agreement by facsimile, telecopy, other electronic method of transmission or electronic signature shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(h)        Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(i)        Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j)        Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(k)        Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(l)        Reaffirmation. Each Guarantor (i) consents to the execution and delivery of this Agreement, (ii) reaffirms all of its obligations and covenants under the Loan Documents to which it is a party, and (iii) agrees that none of its respective obligations and covenants shall be reduced or limited by the execution and delivery of this Agreement.

(Signature pages follow)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:

LENDINGTREE, LLC

By:	/s/ J.D. Moriarty
Name:	J.D. Moriarty
Title:	Chief Financial Officer

PARENT AND GUARANTOR:

LENDINGTREE, INC.

By:	/s/ J.D. Moriarty
Name:	J.D. Moriarty
Title:	Chief Financial Officer

GUARANTORS:

Ovation Credit Services, Inc.

By:	/s/ J.D. Moriarty
Name:	J.D. Moriarty
Title:	Treasurer

QUOTEWIZARD.COM, LLC

By:	/s/ J.D. Moriarty
Name:	J.D. Moriarty
Title:	Treasurer

ADMINISTRATIVE AGENT AND LENDERS:

TRUIST BANK, as the Administrative Agent and a Lender

By:	/s/ Cynthia W. Burton
Name: Cynthia W. Burton
Title: Director

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: Senior Vice President

wells fargo bank, n.a.,
as a Lender

By:	/s/ Harjot Sandhu
Name: Harjot Sandhu
Title: Senior Vice President

regions bank,
as a Lender

By:	/s/ JD Eller
Name: JD Eller
Title: Associate

royal bank of canada,
as a Lender

By:	/s/ Christian Gutierrez
Name: Christian Gutierrez
Title: Authorized Signatory

goldman sachs bank usa,
as a Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

pnc bank, national association,
as a Lender

By:	/s/ Krutesh Trivedi
Name: Krutesh Trivedi
Title: Senior Vice President

mizuho bank, ltd.,
as a Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director